UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 4, 2004

                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

        Washington                  333-61610                   912061053
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)

                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 8.01 of our Current Report on Form 8-K dated November 4, 2005, following the third closing on our private placement discussed in Items
1.02 and 3.02 of such report, we had, as of such date, raised approximately $790,000 since entering into our research and license agreement with Ramot, the technology transfer company of Tel Aviv University. Therefore, we were obligated to issue, as of such date: (i) pursuant to Section 7.2 of the agreement with Ramot, warrants to Ramot or its designees (the "License Agreement Warrants") to purchase an aggregate of 10,606,415 shares of our common stock at a purchase price of $.01 per share (29% of the issued and outstanding shares of our capital stock on a fully diluted and as converted basis as of November 4, 2004 (including the Units issued in our private placements as of such date) and (ii) pursuant to Section 3(b) of our consulting agreements with Dr. Daniel Offen and Professor Eldad Melamed, to each of them warrants (the "Consultant Warrants") to purchase 1,097,215 shares of our common stock at a purchase price of $.01 per share (3% of the issued and outstanding shares of our capital stock on a fully diluted and as converted basis as of November 4, 2004 (including the Units issued as of such date)).

We indicated in such Current Report that the remaining terms of these warrants were being finalized and that the warrant agreements would be filed as exhibits to an amendment to the Current Report once their remaining terms were completed.

On February 13, 2005, the final terms of the License Agreement Warrants and Consultant Warrants were completed as follows and the warrants were issued, effective as of November 4, 2004. Each of the warrants is exercisable for a five-year period beginning on November 4, 2005. We have agreed to register the shares underlying these warrants (whether by demand, piggy back registration or otherwise) by no later than twenty-one (21) months from July 8, 2004 (the execution date of our license agreement with Ramot) and agreed to maintain the effectiveness of a registration statement covering such shares until the earlier of (i) the time at which all of the shares underlying the warrant then held by the Holder could be sold in any 90 day period pursuant to Rule 144 under the Securities Act or (ii) the expiration date of the warrant. These registration rights shall be set forth fully in a separate registration rights agreement to be entered into between us and the holders which agreement shall include customary provisions regarding, inter alia, indemnification by the Company of the holder. Pursuant to the research and license agreement, Ramot instructed us to issue 60% of the License Agreement Warrants (i.e. warrants to purchase 6,363,849 shares of common stock) to Ramot, 16% of the License Agreement Warrants (i.e. warrants to purchase 1,697,026 shares of common stock) to Dr. Daniel Offen (or a trustee for his benefit), 16% of the License Agreement Warrants (i.e. warrants to purchase 1,697,026 shares of common stock) to Professor Eldad Melamed (or a trustee for his benefit), and 8% of the of the License Agreement Warrants (i.e. warrants to purchase 848,513 shares of common stock) to Mr. Yosef Levy (or a trustee for his benefit) respectively, and we have done so.

Forms of the License Agreement Warrants and the Consultant Agreement Warrants are attached hereto as Exhibits 4.07 and 4.08 respectively.

The License Agreement Warrants were issued in partial consideration for the research and license agreement with Ramot and the Consultant Warrants were issued as partial consideration for the consulting services of Dr. Offen and Professor Melamed pursuant to their consulting agreements. None of these transactions involved any underwriters, underwriting discounts or commissions and we believe that such transactions were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits.

            4.07 Form of Warrant to purchase common stock dated as of November 4, 2004 issued pursuant to research and license agreement with Ramot at Tel-Aviv University Ltd.

            4.08 Form of Warrant to purchase common stock dated as of November 4, 2004 issued pursuant to Consulting Agreements with Eldad Melamed and Daniel Offen.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2005

BRAINSTORM CELL THERAPEUTICS INC.

/s/ Yaffa Beck
------------------------------------

Name: Yaffa Beck

Title: President & CEO

                                  EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

4.07 Form of Warrant to purchase common stock dated as of November 4, 2004 issued pursuant to research and license agreement with Ramot at Tel-Aviv University Ltd.

4.08 Form of Warrant to purchase common stock dated as of November 4, 2004 issued pursuant to Consulting Agreements with Eldad Melamed and Daniel Offen.